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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63823), Form S-8 (No. 333-94389), Form S-8 (No.
333-39824), Form S-3 Amendment No. 1 (333-44382), Form S-3 Amendment No. 1 (333-
45388), Form S-3 Amendment No. 1 (333-43380) and Form S-3 Amendment No. 1 (333-42126) of Leap Wireless International, Inc. of our reports dated October 30, 2000 relating to the Transition Report on financial statements and financial statement schedule, which appear in this Transition Report on Form 10-K.

PricewaterhouseCoopers LLP

San Diego, California
October 30, 2000